Exhibit 23.1

                              ACCOUNTANT'S CONSENT


The Board of Directors
American Bio Medica Corporation


     As an independent public accountant, I hereby consent to the use of my report to the Board of Directors of American Bio Medica Corporation dated July 15, 1996 relating to the balance sheet dated April 30, 1996 and 1995 and the statement of operations, cash flows and stockholders' equity for the years ended April 30, 1996 and 1995 in a registration statement under Form S-8.



                                    /s/Thomas P. Monahan
                                    -------------------
                                    Thomas P. Monahan



Paterson, New Jersey
December 26, 1996